Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666
FOR IMMEDIATE RELEASE
BLUELINX ANNOUNCES FOURTH-QUARTER RESULTS
— Net Loss of $0.66 Per Share as Housing-Related Recovery Slows Down —
— Specialty Revenue Growth Reported in Fourth Quarter —
ATLANTA — February 17, 2011 — BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the fourth quarter and full year ended January 1, 2011.
Revenues increased 0.5% to $367.9 million from $366.1 million for the same period a year ago. The increase reflects a 7.4% increase in specialty product sales and a 9.5% decrease in structural product sales. Overall unit volume declined 4.3%, with a 5.9% increase in specialty unit volume being offset by a 16.5% decline in structural unit volume. The Company incurred a net loss of $20.2 million, or $0.66 per diluted share for the fourth quarter of 2010, compared with net income of $12.0 million, or $0.37 per diluted share, for the fourth quarter of 2009 which included a tax benefit of $23.6 million or $0.72 per diluted share.
Gross profit for the fourth quarter totaled $44.3 million, down 2.1% from $45.3 million in the prior-year period. Gross margins decreased to 12.1% from the near record level of 12.4% generated in the year earlier period. The decline in overall gross margin was driven by a 0.6% decline in specialty gross margins largely resulting from shifts in channel mix. Total operating expenses increased to $56.5 million from $50.1 million a year ago, largely driven by a $6.0 million gain on a property sale realized in the year ago period. Reported operating loss for the quarter was $12.2 million, compared with an operating loss of $4.8 million a year ago.
“BlueLinx’ fourth-quarter operational performance was impacted by the continuing difficult conditions of the housing and construction markets as the recovery slowed down and we experienced the normal seasonal slow down associated with our fourth quarter,” said BlueLinx President and CEO George Judd. “In the face of this challenging operating environment our financial results demonstrate modest revenue growth, strong gross margin performance, and diligent cost management. We generated approximately $18 million in cash from operations during the quarter.
“While this difficult economic period continues, we remain focused on the strategic initiatives that will build a stronger, more profitable company. During the quarter we grew specialty revenue, a key strategic focus for BlueLinx, to 59% of our total revenues driven by a 5.9% increase in specialty unit volume.” Mr. Judd added.

BlueLinx 4Q ’10 Press Release

For the full year ended January 1, 2011, net loss totaled $53.2 million, or $1.73 per diluted share, on revenues of $1.80 billion, compared with a net loss of $61.5 million, or $1.98 per diluted share, on revenues of $1.65 billion a year ago. The increase in revenue was largely due to the 5.9% increase in housing construction activity relative to the prior period, increases in structural wood-based selling prices relative to the prior period, and the Company’s focus on targeted growth initiatives. Gross profit for the full year ended January 1, 2011 totaled $210.7 million and gross margin was 11.7%, compared with $193.2 million and 11.7%, respectively, a year earlier. Operating expenses increased to $234.6 million from $209.4 million a year ago, and included $1.1 million and $26.0 million in net gains from significant special items, respectively.
The Company’s operating results for the 2010 and 2009 fourth-quarter and full-year periods, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):
in millions, except per share amounts
(unaudited)

	Quarters Ended		Years Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010
Pretax loss	$(20.1)	$(11.6)	$(53.8)	$(56.9)
OSB lawsuit settlement gain	—	—	(5.2)	—
Tender offer expenses	—	—	3.0	—
Gain on early cancellation of Master Supply Agreement with G-P	—	(0.2)	—	(17.8)
Gain on sale of certain surplus properties	—	(6.0)	—	(10.4)
Changes associated with the ineffective interest rate swap	(1.4)	(1.1)	(4.6)	6.3
Facility consolidation & severance related costs	0.7	—	1.1	2.2
Write-off of debt issuance costs	—	—	0.2	1.4

Adjusted pretax loss	(20.8)	(18.9)	(59.3)	(75.2)
Adjusted benefit from income taxes	(7.9)	(10.3)	(23.5)	(33.8)

Adjusted net loss	$(12.9)	$(8.6)	$(35.8)	$(41.4)

Diluted weighted average shares	30.8	32.7	30.7	31.0

Adjusted diluted net loss per share applicable to common shares	$(0.42)	$(0.26)	$(1.17)	$(1.34)

For the quarter and full year periods ended January 1, 2011, the above table reflects the following events: (i) the Company received payment for a litigation settlement; (ii) the Company incurred expenses from the terminated tender offer; (iii) the Company recorded the effect of a reduction to the fair value of its ineffective interest rate swap offset by the continued amortization of the accumulated other comprehensive loss related to the ineffective interest rate swap into interest expense; (iv) the Company recorded certain severance costs; (v) the Company amended its credit facility resulting in a non-cash charge due to the write-off of associated debt issuance cost. The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets, a tax benefit related to our intra period income tax allocation to other comprehensive income and the tax effect of significant special items. The valuation allowance recorded for the quarter and full-year periods are $7.8 million and $20.8 million, respectively. The adjusted benefit from income taxes assumes the Company is in a position to demonstrate that the deferred tax assets are realizable.

BlueLinx 4Q ’10 Press Release

For the quarter and full year periods ended January 2, 2010, the above table reflects the following events: (i) the Company reached an agreement with G-P to cancel our Master Supply Agreement one year prior to the original expiration date, with G-P agreeing to make four quarterly payments to BlueLinx starting May 1, 2009; (ii) in the fourth quarter 2009, the Company realized a $6.0 million gain on the sale of a surplus property which had previously been deferred in the fourth quarter of 2008, in addition certain other surplus properties were sold in the full-year period; (iii) the Company recorded a reduction to the fair value of the ineffective interest rate swap along with the continued amortization of accumulated other comprehensive loss into interest expense. In the full-year period, the Company reduced its borrowings under its revolving credit facility by $100 million resulting in a non-cash interest charge related to its ineffective interest rate swap. In addition the changes associated with the ineffective interest rate swap reflect the effect of changes in the fair value and the continued amortization of the accumulated other comprehensive loss into interest expense; (iv) the Company recorded other restructuring costs related to facility consolidations and severance expense; and (v) the Company wrote-off a portion of its debt issuance costs related to the Company’s decision to lower its revolving credit facility from $800 million to $500 million which resulted in a non-cash charge. The adjusted benefit from income taxes reflected in the table is based on the Company’s effective tax rate excluding the valuation allowance recorded against its deferred tax asset, a tax benefit related to our intra period income tax allocation to other comprehensive income and the tax effect of significant special items. The valuation allowance adjustment recorded for the quarter and full year period ended January 2, 2010 was $16.3 million of benefit and $29.3 million of expense, respectively. The adjusted benefit from income taxes assumes the Company is in a position to demonstrate that the deferred tax assets are realizable.
Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 706-645-9291, Conference ID# 42723478. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.
Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,000 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of 60 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

BlueLinx 4Q ’10 Press Release

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our outlook on the housing industry. All of these forward- looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 2, 2010 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
- Tables to Follow -

BlueLinx Holdings Inc.
Statements of Operations
in thousands, except per share data

	Quarters Ended		Years Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$367,897	$366,108	$1,804,418	$1,646,108
Cost of sales	323,563	320,828	1,593,745	1,452,947

Gross profit	44,334	45,280	210,673	193,161

Operating expenses:
Selling, general, and administrative	53,461	46,470	221,185	210,214
Net gain from terminating the Georgia-Pacific supply agreement	—	(218)	—	(17,772)
Depreciation and amortization	3,076	3,831	13,365	16,984

Total operating expenses	56,537	50,083	234,550	209,426

Operating loss	(12,203)	(4,803)	(23,877)	(16,265)
Non-operating expenses:
Interest expense	9,147	7,846	33,788	32,456
Changes associated with the ineffective interest rate swap, net	(1,386)	(1,089)	(4,603)	6,252
Write-off of debt issuance costs	—	—	183	1,407
Other expense, net	144	37	587	519

Loss before provision for (benefit from) income taxes	(20,108)	(11,597)	(53,832)	(56,899)
Provision for (benefit from) income taxes	137	(23,622)	(589)	4,564

Net (loss) income	$(20,245)	$12,025	$(53,243)	$(61,463)

Basic weighted average number of common shares outstanding	30,754	32,550	30,688	31,017

Basic net (loss) income per share applicable to common shares	$(0.66)	$0.37	$(1.73)	$(1.98)

Diluted weighted average number of common shares outstanding	30,754	32,666	30,688	31,017

Diluted (loss) net income per share applicable to common shares	$(0.66)	$0.37	$(1.73)	$(1.98)

BlueLinx Holdings Inc.
Balance Sheets
in thousands

	January 1,	January 2,
	2011	2010
	(unaudited)	(unaudited)

Assets:
Current assets:
Cash and cash equivalents	$14,297	$29,457
Receivables, net	119,202	119,347
Inventories, net	188,250	173,185
Deferred income tax assets	143	—
Other current assets	22,768	44,970

Total current assets	344,660	366,959

Property, plant, and equipment:
Land and improvements	52,540	52,621
Buildings	96,720	96,145
Machinery and equipment	70,860	69,767
Construction in progress	2,028	791

Property, plant, and equipment, at cost	222,148	219,324
Accumulated depreciation	(92,517)	(82,141)

Property, plant, and equipment, net	129,631	137,183
Other non-current assets	50,728	42,704

Total assets	$525,019	$546,846

Liabilities:
Current liabilities:
Accounts payable	$62,827	$64,618
Bank overdrafts	23,089	27,232
Accrued compensation	4,594	4,879
Current maturities of long term debt	1,190	—
Other current liabilities	16,792	22,508

Total current liabilities	108,492	119,237

Noncurrent liabilities:
Long-term debt	381,679	341,669
Deferred income taxes	192	—
Other non-current liabilities	33,665	35,120

Total liabilities	524,028	496,026

Shareholders’ Equity:
Common stock	327	322
Additional paid in capital	147,427	145,035
Accumulated other comprehensive loss	(7,358)	(8,375)
Accumulated deficit	(139,405)	(86,162)

Total shareholders’ equity	991	50,820

Total liabilities and shareholders’ equity	$525,019	$546,846

BlueLinx Holdings Inc.
Statements of Cash Flows
in thousands

	Years Ended
	January 1,	January 2,
	2011	2010
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(53,243)	$(61,463)
Adjustments to reconcile net loss to cash (used in) provided by operations:
Depreciation and amortization	13,365	16,984
Amortization of debt issuance costs	1,963	2,459
Net gain from terminating the Georgia-Pacific supply agreement	—	(17,772)
Payments from terminating the Georgia-Pacific supply agreement	4,706	14,118
Gain from sale of properties	—	(10,397)
Prepayment fees associated with principle payments on mortgage	—	616
Changes associated with the ineffective interest rate swap, net	(4,603)	6,252
Write-off of debt issuance costs	183	1,407
Vacant property charges, net	53	1,222
Deferred income tax (benefit) provision	(600)	24,220
Share-based compensation expense	3,978	2,922
Decrease (increase) in restricted cash related to the swap, insurance, and other	6,556	(2,511)
Changes in assets and liabilities:
Receivables	145	11,306
Inventories	(15,065)	16,297
Accounts payable	(1,791)	(13,749)
Changes in other working capital	15,452	(13,583)
Other	(1,008)	1,819

Net cash (used in) operating activities	(29,909)	(19,853)

Cash flows from investing activities:
Property, plant, and equipment investments	(4,092)	(1,815)
Proceeds from disposition of assets	711	14,451

Net cash (used in) provided by investing activities	(3,381)	12,636

Cash flows from financing activities:
Repurchase of common stock	(583)	(2,042)
Increase (decrease) in the revolving credit facility	41,200	(100,000)
Payment of principal on mortgage	—	(3,201)
Prepayment fees associated with principle payments on mortgage	—	(616)
Payments on capital lease obligations	(629)	—
(Decrease) increase in bank overdrafts	(4,143)	2,517
Debt financing costs	(6,521)	—
Increase in restricted cash related to the mortgage	(11,201)	(10,296)
Other	7	(41)

Net cash provided by (used in) financing activities	18,130	(113,679)

Decrease in cash	(15,160)	(120,896)
Balance, beginning of period	29,457	150,353

Balance, end of period	$14,297	$29,457

BlueLinx Holdings Inc.
Adjusted Pre-Tax Loss
in thousands, except per share data

	Quarters Ended		Years Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Pretax loss	$(20,108)	$(11,597)	$(53,832)	$(56,899)
OSB lawsuit settlement gain	—	—	(5,206)	—
Tender offer expenses	—	—	3,030	—
Gain on early cancellation of Master Supply Agreement with G-P	—	(218)	—	(17,772)
Gain from sale of certain surplus properties	—	(5,990)	—	(10,397)
Changes associated with the ineffective interest rate swap, net	(1,386)	(1,089)	(4,603)	6,252
Facility consolidations & severance related costs	720	—	1,092	2,160
Write-off of debt issue costs	—	—	183	1,407

Adjusted pretax loss	(20,774)	(18,894)	(59,336)	(75,249)
Adjusted (benefit from) provision for income taxes	(7,881)	(10,320)	(23,547)	(33,848)

Adjusted net loss	$(12,893)	$(8,574)	$(35,789)	$(41,401)

Diluted weighted average shares	30,754	32,666	30,688	31,017

Adjusted diluted net loss per share applicable to common shares	$(0.42)	$(0.26)	$(1.17)	$(1.34)

BlueLinx Holdings Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Loss
in thousands

	Quarters Ended		Years Ended
	January 1,	January 2,	January 1,	January 2,
GAAP Reconciliation	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net (loss) income	$(20,245)	$12,025	$(53,243)	$(61,463)
OSB lawsuit settlement gain	—	—	(5,206)	—
Tender offer expenses	—	—	3,030	—
Gain on early cancellation of Master Supply Agreement with G-P	—	(218)	—	(17,772)
Gain from sale of certain surplus properties	—	(5,990)	—	(10,397)
Changes associated with the ineffective interest rate swap, net	(1,386)	(1,089)	(4,603)	6,252
Facility consolidations & severance related costs	720	—	1,092	2,160
Write-off of debt issue costs	—	—	183	1,407
Tax effect of selected charges	257	3,022	2,180	9,076
Valuation allowance	7,761	(16,324)	20,778	29,336

Adjusted net loss	$(12,893)	$(8,574)	$(35,789)	$(41,401)